UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2020

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

3500 One Williams Center

Tulsa, Oklahoma 74172-0172

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:  855- 979-2012

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On September 26, 2020, WPX Energy, Inc., a Delaware corporation (the “Company” or “WPX”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Devon Energy Corporation, a Delaware corporation (“Devon”), and East Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Devon (“Merger Sub”), to effect a “merger-of-equals.” The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Devon.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $0.01 par value, of WPX (the “WPX Common Stock”) issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive 0.5165 (the “Exchange Ratio”) fully paid and nonassessable shares of common stock, $0.10 par value, of Devon (the “Devon Common Stock”). Cash will be paid in lieu of any fractional shares of Devon Common Stock that otherwise would have been issued to any WPX shareholder in the Merger. Any shares of WPX Common Stock held by Devon and its subsidiaries or WPX and its subsidiaries immediately prior to the Effective Time will be canceled and retired for no consideration and will cease to exist. Following the closing of the Merger, WPX’s existing stockholders and Devon’s existing stockholders will own approximately 43% and 57%, respectively, of the combined company.

The board of directors of WPX has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of, and are advisable to, the Company and its stockholders, (ii) approved and declared advisable (a) the Merger Agreement, the transactions contemplated thereby, including the Merger, and (b) the Support Agreement entered into between Devon and certain funds managed by EnCap Investments, L.P. (“EnCap”) and (iii) resolved to recommend that the WPX stockholders adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

WPX and Devon intend, for U.S. federal income tax purposes, that (i) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended, and (ii) the Merger Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Treatment of WPX Equity Awards

The Merger Agreement provides that, at the Effective Time:

(i)	each option to purchase WPX Common Stock (a “WPX Stock Option”) that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the closing of the Merger, will be converted into an option to purchase a number of shares of Devon Common Stock equal to the product (with the result rounded down to the nearest whole number) of (a) the number of shares of WPX Common Stock subject to each such WPX Stock Option immediately prior to the Effective Time, multiplied by (b) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (1) the exercise price per share of WPX Common Stock of such WPX Stock Option immediately prior to the Effective Time, divided by (2) the Exchange Ratio;

(ii)	each WPX restricted stock unit that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the closing of the Merger will be converted into a number of restricted stock units with respect to Devon Common Stock (rounded to the nearest whole number) equal to the product of the number of shares of WPX Common Stock subject to the WPX restricted stock unit immediately prior to the Effective Time, multiplied by the Exchange Ratio; and

(iii)	each WPX restricted stock award that is outstanding immediately prior to the Effective Time and that by its terms does not vest by reason of the closing of the Merger will be converted into shares of Devon Common Stock based on the Exchange Ratio (rounded to the nearest whole number of shares) and assumed by Devon.

Immediately following the Effective Time, each converted stock option, restricted stock unit and restricted stock award otherwise shall continue to be governed by the same terms and conditions (including vesting, forfeiture and exercisability) as were applicable to the corresponding awards immediately prior to the Effective Time, except that any performance-based vesting condition that applied to a WPX restricted stock unit immediately prior to the Effective Time will be treated as having been attained based on actual results measured using the average five day closing price of WPX Common Stock ending on the day immediately preceding the closing date of the Merger, so that such converted restricted stock unit will remain solely subject to the time-based vesting requirements in effect for the award immediately prior to the Effective Time.

Governance

The Merger Agreement includes certain agreements between WPX and Devon related to the governance of the combined company. At the Effective Time, the board of directors of Devon will have 12 members, including (i) 7 directors designated by Devon, including the President and Chief Executive Officer of Devon as of immediately prior to the Effective Time (the “Devon Designees”), and (ii) 5 directors designated by WPX, including (a) one director designated pursuant to a Stockholders’ Agreement to be entered into at closing among Devon, EnCap and the other parties thereto and (b) the Chief Executive Officer of WPX as of immediately prior to the Effective Time (the “WPX Designees”).

At the Effective Time, (i) the President and Chief Executive Officer of Devon as of immediately prior to the Effective Time will be appointed to serve as the Executive Chairman of the combined company, (ii) the Chief Executive Officer of WPX as of immediately prior to the Effective Time will become the Chief Executive Officer of the combined company, (iii) the President and Chief Operating Officer and the Executive Vice President and General Counsel of WPX as of immediately prior to the Effective Time will become the Executive Vice President and Chief Operating Officer and the Executive Vice President and General Counsel, respectively, of the combined company, and (iv) one of the WPX Designees selected by Devon and WPX will be appointed as Lead Director of the Board of Directors of the combined company.

Conditions to the Merger

The completion of the Merger is subject to various customary closing conditions, including, among other things, (i) the receipt of certain approvals of the WPX stockholders and the Devon stockholders; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the effectiveness of the registration statement on Form S-4 that Devon is obligated to file with the Securities and Exchange Commission (“SEC”) in connection with the issuance of shares of Devon Common Stock in the Merger; (iv) the authorization for listing of shares of Devon Common Stock to be issued in the Merger on the New York Stock Exchange; (v) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers) and compliance by each party with its covenants under the Merger Agreement in all material respects; and (vi) the absence of legal restraints prohibiting the Merger.

Termination Rights

The Merger Agreement contains certain termination rights for both WPX and Devon including, among others:

(i)	by either WPX or Devon, if the required approval of WPX’s stockholders contemplated by the Merger Agreement or the required approval of Devon’s stockholders contemplated by the Merger Agreement is not obtained;

(ii)	by either WPX or Devon, if the other party breaches or fails to perform any of its representations, warranties or covenants in the Merger Agreement that cannot be or is not cured in accordance with the terms of the Merger Agreement and such breach or failure to perform would cause applicable closing conditions not to be satisfied;

(iii)	by either WPX or Devon if, at any time prior to the receipt of the other party’s stockholder approval, the other party’s board of directors, or any committee thereof (A) changes its recommendation with respect to the transactions contemplated by the Merger Agreement, (B) approves or adopts or recommends the approval or adoption of any alternative business combination proposal (an “Acquisition Proposal”) or the execution of a definitive agreement in connection with an Acquisition Proposal, (C) fails to include its recommendation in the joint proxy statement/prospectus (as defined below) or (D) resolves, agrees to, publicly proposes to or allows such party to publicly propose to take any of the actions described in the foregoing clauses (A)-(C);

(iv)	by either WPX or Devon if, at any time prior to the other party’s stockholder approval, the other party materially breaches the non-solicitation covenant, unless (A) such material breach is the result of an isolated action by a person that is a representative of the breaching party, (B) the breaching party uses reasonable best efforts to remedy such material breach and (C) the non-breaching party is not significantly harmed as a result thereof; and

(v)	by either WPX or Devon, if the Merger has not closed by March 26, 2021.

If the Merger Agreement is terminated in accordance with the provision described in clause (iii) or (iv), the non-terminating party shall be required to pay the terminating party $75,000,000 (the “Termination Fee”). If the Merger Agreement is terminated (1) in accordance with the provision described in clause (i), (ii) or (v), then (x) if the Merger Agreement was terminated due to the failure to obtain the required approval of WPX’s stockholders or WPX’s breach and WPX enters into an agreement providing for or otherwise consummating an Acquisition Proposal, or (y) if the Merger Agreement was terminated due to the failure to obtain the required approval of Devon’s stockholders or Devon’s breach and Devon enters into an agreement providing for, or otherwise consummates, an Acquisition Proposal, in either case, within 9 months of termination of the Merger Agreement, such party shall be required to pay the Termination Fee, if prior to such party’s stockholder meeting an Acquisition Proposal for such party is publicly proposed or disclosed after the date of the Merger Agreement or, (2) in the case of clause (v), and at the time of termination, the breaching party’s stockholder approval is not obtained and the non-breaching party would have been permitted to terminate the Merger Agreement due to breaching party’s (A) board of directors changing its recommendation or (B) material breach of the non-solicitation covenant, the breach party shall be required to pay the Termination Tee. If the Merger Agreement is terminated by either party in accordance with the provision described in clause (i), then the party whose stockholders have not approved the Merger Agreement shall be required to pay the other party up to $20,000,000 for reasonable and documented fees and expenses incurred in connection with the Merger. The amount of any such expense reimbursement payment shall be deducted from any Termination Fee that is or becomes payable.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of each of WPX and Devon (i) to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain specified actions without the consent of the other party, (ii) not to solicit Acquisition Proposals and (iii) to comply with certain procedural requirements with respect to unsolicited Acquisition Proposals.

Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain funds managed by EnCap entered into a voting and support agreement (the “Support Agreement”) with Devon to vote all shares of WPX Common Stock beneficially owned by such funds (i) in favor of the adoption of the Merger Agreement, (ii) against any Acquisition Proposal with respect to the Company and (iii) against any amendment to WPX’s certificate of incorporation or bylaws or other proposal that would delay, impede, frustrate, prevent or nullify the Merger or the Merger Agreement or change the voting rights of any outstanding shares of WPX Common Stock. As of September 26, 2020, EnCap is the beneficial owner of approximately 27% of the outstanding shares of WPX Common Stock.

The foregoing description of the Merger Agreement and the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and the full text of the Support Agreement, a copy of which is filed as Exhibit 10.1 hereto, both of which are incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included in this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about WPX, Devon or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by matters disclosed in certain of WPX’s and Devon’s filings with the SEC prior to the date of the Merger Agreement and by information in confidential disclosure letters provided by each of WPX and Devon to the other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between WPX and Devon rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about WPX, Devon or their respective subsidiaries or affiliates. Accordingly, the Merger Agreement should not be read in isolation, but should instead be read in conjunction with other information regarding WPX, Devon or their respective subsidiaries or affiliates that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that they file or furnish with the SEC.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 26, 2020, the board of directors of WPX approved amendments to the Change in Control Severance Agreements with each of its named executive officers (other than the Chief Executive Officer) to provide for a cash severance payment in the event of a termination without cause or for good reason equal to three (3) times the sum of (A) such executive’s base salary plus (B) the executive officer’s average annual bonus with respect to the three (3) most recent fiscal years preceding a qualifying termination of such executive officer’s employment (the “Amendments”). The Amendments will become effective as of the Effective Time. If the Merger Agreement is terminated without the Effective Time occurring, then the Amendments will be void and of no effect.

Item 7.01	Regulation FD Disclosure.

On September 28, 2020, WPX and Devon issued a joint press release (the “Press Release”) announcing the execution of the Merger Agreement and the entry into the foregoing transactions. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

On September 28, 2020, WPX and Devon will host a joint conference call with their respective investors. A copy of the presentation that will be discussed on such call is included as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibits 99.3 and 99.4 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

In connection with the announcement of the Merger, the Company sent certain written communications to its employees and officers, which are filed as Exhibits 99.3 and 99.4 hereto.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Additional Information and Where To Find It

In connection with the proposed merger (the “Proposed Transaction”) of Devon and WPX, Devon will file with the SEC a registration statement on Form S-4 to register the shares of Devon Common Stock to be issued in connection with the Proposed Transaction. The registration statement will include a document that serves as a prospectus of Devon and a proxy statement of each of Devon and WPX (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF DEVON AND WPX ARE ADVISED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DEVON, WPX, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive joint proxy statement/prospectus will be sent to the stockholders of each of Devon and WPX when it becomes available. Investors and security holders will be able to obtain copies of the registration statement and the joint proxy statement/prospectus and other documents containing important information about Devon and WPX free of charge from the SEC’s website when it becomes available. The documents filed by WPX with the SEC may be obtained free of charge at WPX’s website at www. www.wpxenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from WPX by requesting them by mail at WPX, Attn: Investor Relations, P.O. Box 21810, Tulsa, OK 74102.

Participants in the Solicitation

Devon, WPX and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Devon’s and WPX’s stockholders with respect to the Proposed Transaction. Information about Devon’s directors and executive officers is available in Devon’s Annual Report on Form 10-K for the 2019 fiscal year filed with the SEC on February 19, 2020, and its definitive proxy statement for the 2020 annual meeting of shareholders filed with the SEC on April 22, 2020. Information about WPX’s directors and executive officers is available in WPX’s Annual Report on Form 10-K for the 2019 fiscal year filed with the SEC on February 28, 2020 and its definitive proxy statement for the 2020 annual meeting of shareholders filed with the SEC on March 31, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other readers should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

Communications in this Current Report on Form 8-K are not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” as defined by the SEC. Such statements include those concerning strategic plans, WPX’s expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases such as “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that WPX expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond WPX’s control. Consequently, actual future results could differ materially from WPX’s expectations due to a number of factors, including, but not limited to: the risk that WPX’s businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate, including the risk of new restrictions with respect to hydraulic fracturing or other development activities on WPX’s or Devon’s federal acreage or their other assets; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that WPX or Devon may be unable to obtain governmental and regulatory approvals required for the Proposed Transaction, or that required governmental and regulatory approvals may delay the Proposed Transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Proposed Transaction or cause the parties to abandon the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied; the length of time necessary to consummate the Proposed Transaction, which may be longer than anticipated for various reasons; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the Proposed Transaction on relationships with customers, suppliers, competitors, management and other employees; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the volatility of oil, gas and natural gas liquids (NGL) prices; uncertainties inherent in estimating oil, gas and NGL reserves; the impact of reduced demand for our products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic; the uncertainties, costs and risks involved in WPX’s and Devon’s operations, including as a result of employee misconduct; natural disasters, pandemics, epidemics (including COVID-19 and any escalation or worsening thereof) or other public health conditions; counterparty credit risks; risks relating to WPX’s and Devon’s indebtedness; risks related to WPX’s and Devon’s hedging activities; competition for assets, materials, people and capital; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; cyberattack risks; WPX’s and Devon’s limited control over third parties who operate some of their respective oil and gas properties; midstream capacity constraints and potential interruptions in production; the extent to which insurance covers any losses WPX or Devon may experience; risks related to investors attempting to effect change; general domestic and international economic and political conditions, including the impact of COVID-19; and changes in tax, environmental and other laws, including court rulings, applicable to WPX’s and Devon’s business.

In addition to the foregoing, the COVID-19 pandemic and its related repercussions have created significant volatility, uncertainty and turmoil in the global economy and WPX’s and Devon’s industry. This turmoil has included an unprecedented supply-and-demand imbalance for oil and other commodities, resulting in a swift and material decline in commodity prices in early 2020. WPX’s and Devon’s future actual results could differ materially from the forward-looking statements in this Current Report on Form 8-K due to the COVID-19 pandemic and related impacts, including, by, among other things: contributing to a sustained or further deterioration in commodity prices; causing takeaway capacity constraints for production, resulting in further production shut-ins and additional downward pressure on impacted regional pricing differentials; limiting WPX’s and Devon’s ability to access sources of capital due to disruptions in financial markets; increasing the risk of a downgrade from credit rating agencies; exacerbating counterparty credit risks and the risk of supply chain interruptions; and increasing the risk of operational disruptions due to social distancing measures and other changes to business practices. Additional information concerning other risk factors is also contained in WPX’s and Devon’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond WPX’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Nothing in this Current Report on Form 8-K is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per share of WPX or Devon for the current or any future financial years or those of the combined company will necessarily match or exceed the historical published earnings per share of WPX or Devon, as applicable. WPX does not give any assurance (1) that either WPX or Devon will achieve their expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the Proposed Transaction or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All subsequent written and oral forward-looking statements concerning WPX or the Proposed Transaction, the combined company or other matters and attributable to WPX or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. WPX assumes no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1*	Merger Agreement, dated as of September 26, 2020, by and among Devon, East Merger Sub, Inc. and WPX.
10.1	Support Agreement, dated as of September 26, 2020, by and between Devon and EnCap.
99.1	Joint Press Release, dated as of September 28, 2020, announcing the execution of the Merger Agreement.
99.2	Investor Presentation, dated September 28, 2020.
99.3	Memorandum from WPX Chief Executive Officer to Employees, dated September 28, 2020.
99.4	Transaction Q&A distributed to WPX employees on September 28, 2020.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

* * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2020	WPX ENERGY, INC.

	By:	/s/ Stephen E. Brilz
Name: Stephen E. Brilz
Title: Vice President and Secretary